Exhibit 1.1

UNDERWRITING AGREEMENT

2,845,607 Shares

NATURE’S SUNSHINE PRODUCTS, INC.

Common Stock, No Par Value Per Share

June 25, 2025

D.A. DAVIDSON & CO.

8 Third Street North, Davidson Building

Great Falls, MT 59401

Ladies and Gentlemen:

Fosun Pharma USA, Inc. (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to the several underwriters listed in Schedule A hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) the number of outstanding shares of common stock, no par value per share (“Common Stock”) of Natures’ Sunshine Products, Inc., a Utah corporation (the “Company”) set forth under the Selling Stockholder’s name in Schedule A hereto under the caption “Shares” (the “Shares”).

1. Representations and Warranties of the Company and the Selling Stockholder.

(a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-287882), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which became effective on June 18, 2025. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.

For purposes of this Agreement:

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means June 25, 2025, 6:57 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2(c) hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means June 18, 2025, 5:00 p.m. (Eastern time).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act, including the information incorporated by reference therein.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors in the Shares, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Subsidiary” means a “subsidiary” of the Company as defined in Rule 405 of the Act, each of which is set forth on Schedule C hereto.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB”) and the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430C Information with respect to the Registration Statement.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in the Shares undertaken in reliance on Rule 163A of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication related to the Shares within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Shares and (B) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date and (B) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated June 25, 2025 including the base prospectus, dated June 18, 2025 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, and including the documents incorporated by reference therein, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(c) hereof.

(vi) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed or became effective with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii) Written Testing-the-Waters Materials. As of the Applicable Time, the Company has not furnished any Written Testing-the-Waters Communications and has not authorized anyone to furnish any Written Testing-the-Waters Communications.

(ix) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Utah, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, considered as one enterprise (“Material Adverse Effect”).

(x) Subsidiaries. Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the General Disclosure Package, and each Subsidiary is duly qualified to do business as a foreign corporation or other entity, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of, or limited liability company interests in, each Subsidiary are owned by the Company, directly or through its subsidiaries, free from liens, encumbrances and defects, other than any liens, encumbrances and defects described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Subsidiaries listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company, excluding subsidiaries of the Company that, if considered as a single entity, would not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act. Each Subsidiary of the Company is a wholly owned Subsidiary, direct or indirect, of the Company, other than Shanghai Nature’s Sunshine Health Products Co., Ltd. and Nature’s Sunshine Hong Kong Limited.

(xi) Offered Securities. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; the authorized equity of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock”; all outstanding shares of capital stock of the Company (including, without limitation, any Shares to be sold by the Selling Stockholder pursuant hereto) are validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Shares contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(xii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4 hereof.

(xiv) Listing. The Shares are approved for listing on The NASDAQ Capital Market.

(xv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, except such as have been obtained, or made and such as may be required under state securities laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for any such consents, approvals, authorizations, orders, filings or registrations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect or materially interfere with the consummation of the transaction contemplated hereby.

(xvi) Title to Property. Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except, with respect to each of clauses (ii) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (iii), such breaches, violations, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(xix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Possession of Licenses and Permits. The Company and the Subsidiaries (i) possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and (ii) are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(xxi) Absence of Labor Dispute. No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(xxii) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Registration Statement, the Pricing Prospectus or the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(xxiii) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. The agreements and documents described in the Registration Statement, the General Disclosure Package or the Final Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (a) that is referred to in the Registration Statement, the General Disclosure Package or the Final Prospectus, or (b) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (1) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (2) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (3) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(xxv) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Selling Stockholder,” “Description of Capital Stock” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxvii) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii) Internal Controls and Compliance with the Sarbanes-Oxley Act and the Exchange Rules. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the provisions of Sarbanes-Oxley (and the rules promulgated thereunder) and all Exchange Rules, in each case, applicable to the Company. The Company maintains a system of internal controls over financial reporting (“Internal Controls”) that comply in all material respects with all applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and accountability for assets is maintained, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not publicly disclosed or reported to the Audit Committee (the “Audit Committee”) of the Board or the Board any significant deficiency or material weakness, or a material and adverse change, in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls. The Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) over the Company and its subsidiaries; such disclosure controls and procedures are effective. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of Sarbanes-Oxley Act that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley not currently in effect upon it and at all times after the effectiveness of such provisions.

(xxix) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xxx) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, cash flows and changes in stockholders’ equity for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis, and the schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial information, if any, included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma information therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The summary and selected financial data, and the statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxxi) Independent Auditors. Deloitte & Touche LLP, who have audited the financial statements of the Company and the Subsidiaries, are independent public accountants registered with the Public Company Accounting Oversight Board as required by the Securities Act and the Rules and Regulations.

(xxxii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package, (1) there has not been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the General Disclosure Package.

(xxxiii) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiv) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering any of the actions described in Section 6(d)(ii) hereof.

(xxxv) Tax Matters. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxxvi) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for during the twelve-month period preceding the date of this Agreement, except for any refusal that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and the Subsidiaries, considered as one enterprise.

(xxxvii) ERISA Compliance. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption.

(xxxviii) Use of Testing-the-Waters Materials. The Company has not engaged in any Testing-the-Waters Communication and has not authorized anyone to engage in Testing-the-Waters Communications.

(xxxix) Other Offerings. The Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than the shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee incentive plans or pursuant to outstanding options, rights or warrants.

(xl) No Unlawful Payments. Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Bribery and Anti-Corruption Laws”); or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and the Subsidiaries have conducted their businesses in compliance with applicable Anti-Bribery and Anti-Corruption Laws and have instituted, maintain and enforce policies and procedures designed to promote and achieve compliance with Anti-Bribery and Anti-Corruption Laws.

(xli) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii) Compliance with OFAC. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria) (a “Sanctioned Jurisdiction”); except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(xliii) Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(xliv) FINRA Matters.

1. All of the information provided to the Representatives or to counsel for the Representatives by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 5110 or 5121 is true, complete and correct.

2. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

3. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

4. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (x) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (y) to any FINRA member; or (z) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the date of this Agreement, other than payments to the Underwriter as provided hereunder.

5. To the Company’s knowledge, no officer, director or any beneficial owner of five percent or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative if it learns that any officer, director or owner of five percent or more of the Company’s outstanding shares of Common Stock (or securities convertible into shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares hereunder.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

(i) Title to Securities. The Selling Stockholder has and on each Closing Date will have valid and unencumbered title to the Shares to be delivered by the Selling Stockholder on each Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by the Selling Stockholder on each Closing Date hereunder; and upon the delivery of and payment for the Shares on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Shares to be delivered by the Selling Stockholder on each Closing Date.

(ii) DTC. Upon payment by the Underwriter for the Shares, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter have notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)) to such Securities), under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriter with respect to such security entitlement; assuming that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries crediting the Shares to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the offering and sale of the Shares sold by the Selling Stockholder, except such as have been obtained and made and such as may be required under state securities laws, Sections 13 and 16 of the Exchange Act or the bylaws and rules of FINRA and except for any such consents, approvals, authorizations, orders, filings or registrations, the absence of which would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby

(iv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by the Selling Stockholder or violation by the Selling Stockholder of any of the terms and provisions of, or constitute a default by the Selling Stockholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, (ii) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (iii) the charter or bylaws (or other equivalent constituent documents) of the Selling Stockholder, except, with respect to each of clauses (i) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (ii), such breaches, violations, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby.

(v) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Shares and (B) on each Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date and (B) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no representation pursuant to this Section 1(b)(v) except with respect to the statements set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, as applicable, under the caption “Selling Stockholder” (such statements, the “Selling Stockholder Information”).

(vi) No Undisclosed Material Information. The sale of the Shares by the Selling Stockholder pursuant to this Agreement is not prompted by any material fact, condition or information concerning the Company or any of its subsidiaries known to the Selling Stockholder that is not set forth in the General Disclosure Package, and the Selling Stockholder has no knowledge of any material fact, condition or information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(viii) No Finder’s Fee. Except as disclosed in the general Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix) Absence of Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) Good Standing of Selling Stockholder. The Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its formation.

(xi) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no representation pursuant to this Section 1(b)(xi) except with respect to the Selling Stockholder Information applicable to the Selling Stockholder.

(xii) No Distribution of Offering Material. The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than with the Representative’s consent.

(xiii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which the Selling Stockholder (or, to the Selling Stockholder’s knowledge, any direct or indirect stockholder of the Selling Stockholder) is a party that are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xiv) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Selling Stockholder Information included in the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Selling Stockholder, the Selling Stockholder will immediately notify the Company and the Representative of such change.

(xv) Registration Rights. Except as disclosed in the General Disclosure Package, the Selling Stockholder does not have any registration rights or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering and sale of the Shares.

(xvi) FINRA. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xvii) Compliance with OFAC. The Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries, or the Selling Stockholder, and delivered to the Representative, Underwriter or counsel for the Underwriter in connection with the offering and sale of the Shares shall be deemed to be a representation and warranty by the Company or the Selling Stockholder, respectively, as to matters covered thereby, to the Underwriter.

2. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter the number of Shares set forth below the name of the Selling Stockholder in Schedule A hereto, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $11.46 per share (the “Per Share Price”), such Shares to be purchased by the Underwriter as set forth opposite the name of the Underwriter in Schedule A hereto.

(b) The Shares will be delivered by or on behalf of the Selling Stockholder to or as instructed by the Representative through the book-entry facilities of DTC for its account(s) against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Selling Stockholder at 9:00 A.M., New York time, on the first business day after the date of this Agreement, or at such other time not later than seven full business days thereafter as the Representative and the Selling Stockholder determines. The time and date of delivery of the Shares is referred to herein as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Shares sold on such date pursuant to the offering.

3. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Shares for sale to the public as set forth in the Final Prospectus.

4. Certain Agreements of the Company and the Selling Stockholder. The Company agrees with the Underwriter and the Selling Stockholder, and, with respect to Sections 4(h)(ii) and 4(i) below, the Selling Stockholder agrees with the Underwriter and the Company, that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. At any time after the date hereof, when a prospectus is required by the Act to be delivered in connection with any sale of the Shares by the Underwriter or any dealer (the “Prospectus Delivery Period”), the Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Representative promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information with respect to the sale of the Shares, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Representative’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) system) an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. During the Prospectus Delivery Period, the Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Shares as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent or service of process or qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so otherwise subject to such consent or qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements During the period of two years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, or any successor system, it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses.

(i) The Company agrees with the Underwriter and the Selling Stockholder that the Company will pay all expenses incident to the performance of the obligations of the Company, including but not limited to (i) any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Representative, which, if the Shares are “covered securities” for purposes of Section 18 of the Act upon completion of the sale thereof, shall not exceed $10,000) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Shares (including filing fees and the reasonable fees and expenses of counsel for the Representative relating to such review not to exceed $20,000), (ii) the fees, disbursements and expenses of the Company’s counsel and fees of one counsel to the Selling Stockholder in an amount not to exceed $20,000, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that the costs reasonably incurred by the Company and the Underwriter to charter any aircraft in connection with the “road show” shall be shared equally between the Company and the Underwriter, (iv) fees and expenses incident to listing the Shares on The NASDAQ Capital Market and other national and foreign exchanges, and (v) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ii) The Selling Stockholder will pay all transfer taxes on the sale by the Selling Stockholder of the Shares to the Underwriter, if any, provided, however, that the Selling Stockholder shall not be required to pay any expenses specifically enumerated in Section 4(h)(i) to be paid by the Company. The Selling Stockholder further agrees with the Underwriter to reimburse the Underwriter for all out-of-pocket costs and expenses reasonably incurred by the Underwriter in connection with the offering of the Shares under this Agreement; provided, however, that the Selling Stockholder shall not be responsible for the fees and expenses of the Underwriter’s legal counsel. Notwithstanding anything to the contrary contained herein, in no event shall the expenses described in this Section 4(h)(ii) exceed $10,000 without the prior written consent of the Selling Stockholder.

(i) Absence of Manipulation. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(j) Restriction on Sale of Securities by Company. (A) For the period commencing on the date hereof and continuing for 90 days after the date hereof or such earlier date that the Representative consents to in writing (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any class of its common equity or any securities convertible into or exchangeable or exercisable for any class of its common equity (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except, in each case, (A) the sale of the Shares, (B) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities, or the exercise of warrants or options, or the vesting and settlement of the restricted stock units, in each case outstanding on the date hereof as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) grants of employee stock options, restricted stock units or other equity-based compensation authorized for issuance as of the date hereof, in each case pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or the issuance of Lock-Up Securities pursuant to the exercise of such options or the vesting and settlement of such restricted stock units or equity-based compensation issued pursuant to this clause (C) and (D) the filing of a registration statement with the Commission on Form S-8 to register the offer and sale of securities to be issued pursuant to any equity compensation plan in effect on the applicable Closing Date and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing.

(k) Exchange Listing. The Company agrees to use its best efforts to maintain the listing of the Shares on The NASDAQ Stock Market.

5. Free Writing Prospectuses. The Company and the Selling Stockholder represents and agree that, unless they obtain the prior consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Shares on each Closing Date are subject to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholder or the Underwriter, shall be contemplated by the Commission.

(b) Representations and Warranties. The representations and warranties of the Company and the Selling Stockholder herein are true and correct (as though made on such Closing Date), and the Company and the Selling Stockholder shall have complied with all agreements and all conditions to be performed or satisfied hereunder at or prior to such Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to such Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) No Material Adverse Change. (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given, (1) there shall not have been any material change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Registration Statement or the Final Prospectus.

(e) Company Officer Certificates. The Representative shall have received on and as of such Closing Date a certificate of the Chief Executive Officer of the Company to the effect (1) set forth in Sections 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 6(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 6(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(f) Selling Stockholder Certificates. The Representative shall have received a certificate, dated as of such Closing Date, of an officer of the Selling Stockholder (or an officer of the stockholder of the Selling Stockholder), in his or her capacity as an officer of the Selling Stockholder (or stockholder of the Selling Stockholder), in which such officer shall state that: the representations and warranties of the Selling Stockholder in this Agreement are true and correct as of such Closing Date; and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Opinion of Counsel for Company. On such Closing Date, Dorsey & Whitney LLP, counsel for the Company, shall have furnished to the Representative their favorable written opinion and negative assurance letter, dated as of such Closing Date in form and substance satisfactory to counsel for the Underwriter.

(h) Opinion of Counsel for the Selling Stockholder. On such Closing Date, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Selling Stockholder shall have furnished to the Representative their favorable written opinion, dated as of such Closing Date in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

(i) Accountants’ Comfort Letters. The Representative shall have received letters, dated respectively, the date hereof and as of such Closing Date of, Deloitte & Touche LLP, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Negative Assurance Letter of Counsel for Underwriter. The Representative shall have received from Paul Hastings LLP, counsel for the Underwriter, a negative assurance letter, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(k) Form W-9. The Selling Stockholder will deliver to the Representative on or before the date hereof a properly completed and executed U.S. Treasury Department Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), establishing a complete exemption from United States backup withholding.

(l) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the sale of the Shares.

(m) Lock-Up Agreements. The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from the Selling Stockholder and each of the Company’s Directors and Named Executive Officers (as such term is used in Item 402 of Regulation S-K under the Act), and such agreements shall be in full force and effect on such Closing Date.

(n) Additional Requests. On or prior to such Closing Date the Company and the Selling Stockholder shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(o) Adverse Conditions. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered at such Closing Date.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 9, by the Representative by notice to the Company and Selling Stockholder at any time at or prior to such Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 9.

7. Indemnification and Contribution.

(a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless the Underwriter and the Selling Stockholder and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; and (y) the Company will not be liable, to any Selling Stockholder, or to any partner, member, director, officer, employee, agent or affiliate of any Selling Stockholder, or to any person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Selling Stockholder Information (it being understood, for the avoidance of doubt, that this clause (y) (i) shall in no event affect any liability the Company may have to the Underwriter, or any partner, member, director, officer, employee, agent, affiliate of the Underwriter, or any person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) is an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y) and the Underwriter shall have no responsibility in connection with any dispute between the Company, any Selling Stockholder and any other party described in this clause (y) with respect to an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y)).

(b) Indemnification of Underwriter by Selling Stockholder. The Selling Stockholder will indemnify and hold harmless the Underwriter and each Indemnified Party of the Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the foregoing indemnity shall only apply to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission that is based upon any Selling Stockholder Information; provided further, that the aggregate liability of the Selling Stockholder pursuant to this subsection 7(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholder) received by the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c) Indemnification of Company and Selling Stockholder. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder and each Indemnified Party of the Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: first paragraph under the subheading “—Commissions and Discounts” and the first, second, third and fourth paragraphs under the subheading “—Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting”.

(d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if such indemnified party shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to such indemnifying party, then the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party and such legal or other expenses reasonably incurred by such indemnified party shall be borne by such indemnifying party and paid as incurred (except that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to or the subject of such actions). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder to provide contribution pursuant to this subsection (e) exceed an amount equal to the Selling Stockholder’s Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

8. Default of Underwriter. If the Underwriter defaults in their obligations to purchase Shares hereunder on an applicable Closing Date and the aggregate number of Shares that the Underwriter agreed but failed to purchase exceeds 10% of the total number of Shares that the Underwriter is obligated to purchase on the applicable Closing Date, and arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Company or the Selling Stockholder, except as provided in Section 9 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, the Company or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the purchase of the Shares by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company and the Selling Stockholder agree that the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company, the Selling Stockholder and the Underwriter pursuant to Sections 4(h) and 7 hereof shall remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Sections 4 and 7 shall also remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to the Representative, c/o D.A. Davidson & Co., 8 Third Street North, Davidson Building, Great Falls, MT 59401, Attention: Joe Schimmelpfennig, with a copy to Paul Hastings LLP, 609 Main Street, Suite 2500, Houston, TX 77002, Attention: Will Burns. Notices to the Company shall be given to it at Nature’s Sunshine Products, Inc., 2901 West Bluegrass Blvd., Suite 100, Lehi, Utah 84043, Attention: Nathan Brower, with a copy to Dorsey & Whitney LLP, 111 S. Main Street Suite 2100, Salt Lake City, UT 84111-2176, Attention David Marx. Notice to the Selling Stockholder shall be given at Fosun Pharma USA Inc., 104 Carnegie Center Drive, Suite 204C, Princeton, NJ 08540 Attention: Aileen Wang and Lawrence Brown, with a copy to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 265 Brookview Centre Way, Suite 600, Knoxville, TN 37919, Attention Nathan Kibler.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, members, employees, agents, affiliates and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:

(a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholder on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriter, and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that the Underwriter and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

* * *

Please sign and return to the Company this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very truly yours,

NATURE’S SUNSHINE PRODUCTS, INC.

By:	/s/ Terrence Moorehead
Name: Terrence Moorehead
Title: Chief Executive Officer

[Signatures continue on the following page]

(Signature page to Underwriting Agreement – NATR 2025)

FOSUN PHARMA USA, INC.

By:	/s/ Yuqing Wang
Name: Yuqing Wang
Title: Chief Financial Officer

[Signatures continue on the following page]

(Signature page to Underwriting Agreement – NATR 2025)

Accepted as of the date hereof:

D.A. DAVIDSON & CO.

By:	/s/ Gary Morabito
Name:	Gary Morabito
Title:	Managing Director

(Signature page to Underwriting Agreement – NATR 2025)

SCHEDULE A

Shares

Underwriter	Number of Shares to be Purchased from Selling Stockholder
D.A. Davidson & Co.	2,845,607
Totals:	2,845,607

SA-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

The number of Shares and the price to the public of the Shares.

SCHEDULE C

Subsidiaries

Subsidiary	Jurisdiction
NATR Distribution (M) SDN. BHD.	Malaysia
Nature’s Sunshine (Far East) Limited	Hong Kong
Nature’s Sunshine Hong Kong Limited	Hong Kong
Nature’s Sunshine Marketing Ltda.	Brazil
Nature’s Sunshine Products de Honduras, S.A. de C.V.	Honduras
Nature’s Sunshine Products de Nicaragua, S.A.	Nicaragua
Nature’s Sunshine Products de Panamá, S.A.	Panama
Nature’s Sunshine Products del Ecuador, S.A.	Ecuador
Nature’s Sunshine Products Dominicana, S. R.L.	Dominican Republic
Nature’s Sunshine Products International Distribution B.V.	Netherlands
Nature’s Sunshine Products of Russia, Inc.	Utah
Nature’s Sunshine Products Poland sp. z.o.o.	Poland
Nature’s Sunshine (Hangzhou) Limited	China
Nature’s Sunshine Products (Israel) Ltd.	Israel
Nature’s Sunshine Products de Colombia, S.A.	Colombia
Nature’s Sunshine Products de El Salvador, S.A. C.V.	El Salvador
Nature’s Sunshine Products de Mexico, S.A. de C.V.	Mexico
Nature’s Sunshine Products de Venezuela, C.A.	Venezuela
Nature’s Sunshine Products of Canada, Ltd.	Canada
Nature’s Sunshine Produtos Naturais Ltda.	Brazil
NSP de Centroamérica, S.A	Costa Rica
NSP de Guatemala, S.A.	Guatemala
NSP International Holdings C.V.	Netherlands
NSP Labs Inc	Utah
PT Nature’s Sunshine Products Indonesia	Indonesia
PT Synergy WorldWide Indonesia	Indonesia
Qemp Inc	Utah
Quality Nutrition International, LLC	Utah
Shanghai Nature’s Sunshine Health Products Trading Co. Ltd.	China
Synergy (Shanghai) Food Co., Ltd.	China
Synergy Taiwan, Inc.	Utah
Synergy Vietnam Co., Ltd.	Vietnam
Synergy Worldwide (HK) Ltd.	Hong Kong
Synergy Worldwide (S) PTE Ltd.	Singapore
Synergy Worldwide Canada B.V.	Netherlands
Synergy Worldwide Distribution Canada, ULC	Canada
Synergy WorldWide Europe B.V.	Netherlands
Synergy Worldwide Europe Management Services Spain S.L.U.	Spain
Synergy Worldwide Inc.	Utah
Synergy Worldwide Italy S.R.L.	Italy
Synergy Worldwide Japan G.K.	Japan
Synergy Worldwide Korea Ltd.	Korea
Synergy WorldWide Marketing (M) SDN BHD.	Malaysia
Synergy Worldwide Marketing (Thailand) Ltd.	Thailand
Synergy Worldwide Nutrition Israel Ltd.	Israel
Synergy WorldWide Nutrition Products (Hong Kong)	Hong Kong
Synergy WorldWide Philippines Distribution, Inc.	Philippines
Synergy Worldwide Switzerland GmbH	Switzerland
Synergy Worldwide UK Ltd	United Kingdom
Impact Foundation	Utah

EXHIBIT A

FORM OF OPINION OF COUNSEL TO THE SELLING STOCKHOLDER

EXHIBIT B

LOCK-UP AGREEMENT

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

D.A. DAVIDSON & CO.

 8 Third Street North, Davidson Building

Great Falls, MT 59401

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”), the Selling Stockholder named therein (“Selling Stockholder”), and the underwriter named therein (the “Underwriter”). As an inducement to the Underwriter to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, no par value per share (“Common Stock”), the undersigned hereby agrees that from the date hereof and until 90 days after the date of the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of D.A. Davidson & Co. (“D.A. Davidson”), which consent may be withheld in D.A. Davidson’s sole discretion.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock without the prior written consent of the Representative:

(i)

provided that (a) such transfer shall not involve a disposition for value, (b) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (c) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer:

a.	as a bona fide gift or gifts;

b.	to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

c.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributes shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, or to any investment fund or other entity that controls or manages the undersigned;

(ii)	via transfer by testate succession or intestate succession;

(iii)	if the undersigned is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee;

(iv)

the transfer or withholding of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise; or

(v)	pursuant to an order of a court or regulatory agency.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of D.A. Davidson (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 15, 2025.

Very truly yours,

Printed Name:

Date: